UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2022

GMS INC.

(Exact name of registrant as specified in charter)

Delaware	001-37784	46-2931287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crescent Centre Parkway, Suite 800 Tucker, Georgia	30084
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 392-4619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
Common Stock, par value $0.01 per share	GMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2022, GMS Inc. (the “Company”) announced the appointment of George Travis Hendren as the Company’s new Chief Operating Officer, effective August 1, 2022. Mr. Hendren served as President, GMS Canada since 2019. From 2014 – 2019, Mr. Hendren served as Vice President of Corporate Development for the Company. Prior to that, Mr. Hendren spent seventeen years in the financial services industry.

Mr. Hendren will receive an annual base salary of $500,000. He will be eligible to participate in the Company’s annual performance program, under which he is eligible to earn a cash bonus based on individual performance and the Company’s attainment of specified goals. His target opportunity under the annual performance program is 60% of his base salary. He will also be eligible to participate in the Company’s Equity Incentive Plan, pursuant to which he is eligible to earn equity awards. In connection with his promotion to the Chief Operating Officer role, Mr. Hendren will be granted equity with a grant date value of $600,000 and comprised of restricted stock units (50%) and stock options (50%), which awards will vest in three approximately equal installments on each of the first three annual anniversaries of the date of grant, subject to his continued employment with the Company on each vesting date. The payout or awards under these programs, as applicable, are subject to the terms and conditions of the annual performance program and the equity plan and award agreements. Mr. Hendren is also eligible for other benefits available to our executives.

No family relationships exist between Mr. Hendren any of the Company’s directors or executive officers. There are no arrangements between Mr. Hendren and any other person pursuant to which Mr. Hendren was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Hendren has a material interest subject to disclosures under Item 404(a) of Regulation S-K.

The foregoing summary of Mr. Hendren’s employment agreement is qualified in its entirety by reference to the employment agreement which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

10.1	Employment Agreement dated July 18, 2022 between George Travis Hendren and GMS Inc.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMS INC.

Date: July 22, 2022	By:	/s/ Scott M. Deakin
		Name:	Scott M. Deakin
		Title:	Chief Financial Officer